UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): October 2, 2008
Williams Pipeline Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33917	26-0834035

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172-0172

(Address of principal executive offices)	(Zip Code)
(918) 573-2000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On October 2, 2008, Williams Pipeline Partners L.P. (the “Partnership”) announced that Mr. H. Brent Austin was appointed to serve as a director of its General Partner, Williams Pipeline GP LLC (the “General Partner”). Mr. Austin will also serve on the conflicts committee and the audit committee of the board of directors of the General Partner.
     There is no arrangement or understanding between Mr. Austin and any other persons pursuant to which he was selected as a director. There are no relationships between Mr. Austin and the General Partner, the Partnership or its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.
Item 7.01 Regulation FD Disclosure
     On October 2, 2008, the Partnership issued a press release announcing the appointment of Mr. Austin. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
     In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(a) None
(b) None
(c) None
(d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release dated October 2, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 3, 2008

WILLIAMS PIPELINE PARTNERS L.P.

By: Williams Pipeline GP LLC, its General Partner

By:	/s/ La Fleur C. Browne

La Fleur C. Browne,
Assistant General Counsel and Corporate
Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release dated October 2, 2008